UNITED STATES
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NRG: Continuous Creation of Real, Meaningful Value for Shareholders July 13, 2009

Safe Harbor Statement Important Information In connection with its 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"), NRG Energy, Inc. ("NRG") has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the exchange offer proposed by Exelon Corporation referred to in this communication, NRG has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG'S SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of NRG. Investors and stockholders will be able to obtain free copies of NRG's definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by NRG in connection with the 2009 Annual Meeting and/or the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC's website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. NRG and its directors and executive officers will be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Detailed information regarding the names, affiliations and interests of NRG's directors and executive officers is available in the definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on June 16, 2009. Forward-Looking Statements This communication contains forward-looking statements that may state NRG's or its management's intentions, hopes, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

NRG: Creation of Real, Meaningful Value for Shareholders

NRG

	Exelon's Claim	NRG's Position
1	*"Exelon has significant upside earnings potential, while NRG faces* ***revenue*** *deterioration"*	At NRG, our relentless focus is on **EBITDA** and **Free Cash Flow** generation, not revenue. Whatever year Exelon picks, NRG's free cash flow contribution to the combined entity significantly exceeds the compensation Exelon provides NRG shareholders. With respect to EBITDA, NRG was a $600 mn EBITDA company in 2004; this year, in the midst of the worst down cycle imaginable, NRG is on track to achieve a record $2.5 billion EBITDA. ***That is financial growth the NRG WAY.***
2	*"The difference between NRG's and Exelon's valuation of Reliant is much smaller than NRG asserts"*	Exelon valuing Reliant at $1 per share roughly equates to Reliant's adjusted earnings per share during our first 8 months of ownership. Once fully integrated into our Texas portfolio, **Reliant's value should approach $5.50 per share.**
3	*"The Transaction is Equitable on a Free Cash Flow Basis"*	Exelon's claim is based on an EBITDA calculation, not free cash flow, and excludes items such as Exelon's approximately $2.3 billion per year of capital expenditures. On a Free Cash Flow basis **the transaction is not remotely equitable.**
4	*"NRG faces $1.3 - $2.3 billion of environmental compliance costs while EXC has carbon upside"*	Exelon is estimating capital costs **for regulations that don't exist.** Furthermore Exelon doesn't take into consideration reimbursement rights in our South Central offtake contracts. As for carbon, the equity markets estimates have not increased their implied value for EXC, while the cost to NRG has been reduced. And the legislation still needs to pass the Senate.
5	*"Exelon's low risk, low cost uprates offer better value than NRG's high risk, high cost new nuclear build"*	The Exelon way for nuclear uprates **requires over $3 billion of recourse capital** for shorter lived investments. NRG's nuclear development leverages the advantages of low cost, non recourse financing requiring less than $600 million in recourse capital.
6	*"Real synergies equal real value"*	Exelon's estimated synergies exceed NRG's cost in several areas, but even if they did exist, NRG shareholders receive only $49 million per year in after tax cash benefits. Our **FORNRG 2.0 program is designed to deliver $150 million+ annually**

Supported by a free cash flow yield exceeding 23% and $4 billion of liquidity, an independent NRG is far better positioned stand alone to drive shareholder value than as part of Exelon

2

Exelon Exchange Offer of 0.545 = Implied Ownership of 18% Claim 1. "Exelon has significant upside earnings potential, while NRG faces revenue deterioration" Slide 29 of Exelon July Presentation; 2. Percentages sold and average prices in blue as disclosed in NRG's 2008 Form 10-K. 2010-2011 average prices in green are based on Exelon internal analysis. Average price represents weighted average of TX, NY and PJM baseload energy sales using market conditions as of 5/29/09. At NRG, we focus on EBITDA and Free Cash Flow, not Revenues Percent Contribution of Recurring FCF(1), (2) Exelon1 NRG 2012 2011 2010 2009 2008 East 27 27 30 34 31 West 73 73 70 66 69 34% 70% 30% 73% 31% 66% 2011E 27% 27% 73% 69% 2010E 2009E 2008E 2012E (1) Source: Sell-side research as of 3/09; (2) FCF defined as Cash from Operations less maintenance CapEx but excluding environmental and growth CapEx, dividends, and share repurchases; does not include Reliant Energy acquisition; not intended as guidance of expected results. Recent Developments Contracting observable market heat rates in Exelon's key market of NI-Hub due to Renewable Energy Standard and expectation of the construction of significant renewable generation Lower PJM capacity auction results than anticipated (approx. $280 million negative net impact to Exelon) NRG is poised to take advantage of ERCOT heat rate expansion in 2010 and beyond due to a lack of new build construction While we don't believe focusing on Revenues is relevant, Exelon's analysis omits over $4 billion of Reliant revenues

Claim 2. "The difference between NRG's and Exelon's valuation of Reliant is much smaller than NRG asserts" Exelon finds only $1 per share of value ($270 million) for an asset that produces $250M of mid cycle EBITDA and over $400M in last eight months of 2009 Ongoing Retail Valuation ($ millions) NRG On ANY basis, Exelon's increased offer of $1 attributed to the Reliant Energy acquisition is grossly insufficient and raises questions of Exelon's basic fairness to NRG shareholders Mid-cycle adjusted EBITDA run rate Implied equity value/share(1) at EBITDA multiples of: Purchase Price $288 Working Capital Payment 82 Total Purchase Price $370 $250 5x = $4.50 6x = $5.50 While integration is in process Once integration is completed By utilizing our unique footprint, NRG is able to reduce collateral required to support Reliant to $300M vs. on a stand alone basis Through its "internal hedge" NRG is now able to: REDUCE the amount of collateral required for its wholesale business REDUCE market bid/ask spreads on over 40 million MWH of wholesale generation Exelon NRG used lower multiples for the retail business than for NRG as a whole to reflect the collateral requirements Due to Reliant's $400M of EBITDA generation in 2009 vs. $250MM annual run rate, this adds another 80 cents a share of value, unaccounted for by EXC (1) Excludes Reliant Retail purchase price

Claim 3. "The Transaction is Equitable on a Free Cash Flow Basis"

Exelon



Leverage Adjusted EBITDA(1) (excluding synergies)
2012
18%
82%
2011
13%
87%
2010
15%
85%
0%
100%
NRG
EXC

1. Source: Exelon internal estimates. Levered adjusted EBITDA is calculated as: (1) multiplying the percentage contribution of EBITDA contributed by one of the two parties by the combined enterprise value of the two companies, (2) deducting the net debt of the same party to derive an implied equity value, (3) repeating steps 1 and 2 for the other party, (4) comparing equity values to determine relative contribution.

- EXC's Free Cash Flow analysis is, in fact, based on an EBITDA metric
- Adjusting EBITDA for leverage still does not account for all elements of Recurring Free Cash Flow, which is what NRG's shareholders care about

NRG

Percent Contribution of Recurring FCF[1,2]



NRG
Exelon.
Implied Exchange Ratio
2008E
31%
69%
1.064x
2009E
34%
66%
1.236x
2010E
30%
70%
1.043x
2011E
27%
73%
0.905x
2012E
27%
73%
0.899x
Exelon Exchange Offer of 0.545 =
Implied Ownership of 18%

- If Exelon wants to adjust EBITDA for leverage, EXC should adjust for the other factors between EBITDA and recurring FCF
  - NRG's recurring CapEx is $260M to support $2.5B EBITDA (~10%)
  - EXC's recurring CapEx is $2.3B per year excluding nuclear fuel ($3.2B to $3.5B including) to support an EBITDA of ~$6.7B (~33%)
  - NRG has proportionately lower recurring CapEx to support our business
  - NRG has been significantly more cash tax efficient than EXC

(1) NRG Source: Sell-side research as of 3/09; (2) FCF defined as Cash from Operations less maintenance CapEx but excluding environmental and growth CapEx, dividends, and share repurchases; does note include Reliant Energy acquisition not intended as guidance of expected results.

EXC should account for *ALL* adjustments, not just NRG's leverage. More 'selective exclusion' by EXC in calculating financial metrics

5

Claim 4. "NRG faces $1.3 - $2.3 billion of environmental compliance costs......" NRG's Environmental CapEx Program exceeds original Clean Air Interstate Rule and unit by unit MACT requirements Exelon fails to highlight cost recovery plus return provided in Big Cajun offtake contracts - likely to offset a significant portion of South Central CapEx - and itself a source of additional EBITDA (not taken into account by Exelon) NRG Exelon Exelon's estimates cover compliance with nonexistent rules The Exelon Way of simply throwing capital at environmental requirements doesn't consider NRG's innovative track record of integrating control technologies, fuel switching, and emission markets to balance and reduce capital investment 2010 2011 2012 2013 Northeast and Texas 221 192 96 24 South Central 57 116 114 74 EXC overstates NRG's Environmental CapEx exposure

Claim 4. "......while Exelon has significant carbon upside." NRG Exelon reiterates that they have upside of $1.1B of EBITDA on an annual basis, while NRG has downside from carbon legislation The effects of carbon on each company has been recognized since October, and the market has not reacted However, while the market's view of EXC's carbon upside has remained constant, the impact to NRG has decreased, improving NRG's standing on a RELATIVE basis Exelon Equity markets do not value carbon greater since the offer date in part because there is a long way to go until it passes and even longer until the market can be sure that Exelon will be allowed to keep its windfall carbon profits brid

Claim 5. "Exelon's low risk, low cost uprates offer better value than NRG's high risk, high cost new nuclear build" Would you rather spend $3.5B of equity capital on plants with 20-30 years of remaining life (the Exelon Way) or $600M of equity capital on assets with a 60 year useful life (the NRG Way)? NRG EXC approach $3.5B of recourse capital 100% recourse funding 100% shareholder risk Failed DOE Submittal Not apples to apples in terms of CapEx per year of asset life NRG's approach $600M of recourse capital 15% recourse funding through debt and equity sell- downs 1 of 4 companies selected to participate in the DOE loan guarantee program Experienced partners Exelon's analysis fails to account for the longer life of the new build vs. uprate projects This results in actual cost for EXC greater than NRG, accounting for the differential in asset lives Source: Exelon Corporation SEC filings and NRG estimates. (1) Total uprates presented reflects Exelon's share of uprates in case of units jointly owned by others. (2) Based on $1.2 bn total equity required for 60% of STP 3&4 with $300 MM of equity coming from both Toshiba and New Partner. Exelon

Claim 6. "Real synergies equal real value" NRG shareholders would benefit from receiving 18.2% of the realized synergies $49 MM of after-tax contribution based on Exelon's mid-point synergy estimate Exelon NRG The Current Share of "Estimated" Synergies is Dilutive to what NRG Shareholders Can Realize on Stand Alone Basis FORNRG 2.0 EXC "Mid-Point" Synergies NRG Shareholders 150 48.7 EXC Shareholders 219 Run Rate FCF / Year (2) FORNRG 2.0 -vs- Exelon's "Estimated" Synergies Slide 12 of NRG's July 8, 2009 Investor Presentation After tax recurring free cash flow contribution / year. Assumes 39.5% effective tax rate Exelon's July 2, 2009 Investor Presentation. Mid-point pre-tax synergy estimate of $442.5 MM/year. NRG receives 18.2%, or $48.7 MM / year after-tax ^ 70% Decrease $M (3) 18.2% 55.9% Exelon estimates based, in part, on their cost structure and exceed actual NRG spend in several areas(1) Value estimate nearly 1/2 of NRG's market capitalization NRG shareholders will benefit more under FORNRG 2.0 - target $150 MM / year of after tax contribution $268

2004 2005 2006 2007 2008 2009E EBITDA 0.976 0.731 1.502 2.279 2.291 2.5 Stock Price 18.03 23.56 28.01 43.34 23.33 23.24 Adjusted CFO 0.71 0.489 0.923 1.633 1.5 1.769 Financial Performance Focused on Cash Generation ... .... with substantial benefits realized by shareholders until the market dislocation last Fall ($ in billions) ($/share split adjusted) Notes: Adjusted CFO excludes collateral movements, working capital movements and include discontinued operations; 2006 adjusted for the hedge reset. Yearly stock prices represent year-end prices, 2009 closing stock price of $23.24 on 7/10/09. NRG: A Track Record of Growth and Financial Success We believe NRG's current Board can and will deliver more shareholder value in the next 12-18 months than EXC's current offer Note: Cash Flow Yield based on common stock share price of $23.24 as of July 10, 2009 22% Recurring Free Cash Flow Yield Liquidity in excess of $4.0 billion Note: as of June 30, 2009